Exhibit 3.3

Michigan Department of Licensing and Regulatory Affairs

Filing Endorsement

This is to Certify that the ARTICLES OF ORGANIZATION (DOMESTIC L.L.C.)

for

ACQUISITION BELL HOSPITAL, LLC

ID NUMBER: E22871

received by facsimile transmission on May 22, 2013 is hereby endorsed

Filed on May 23, 2013 by the Administrator.

The document is effective on the date filed, unless a subsequent effective date within 90 days after received date is stated in the document.

In testimony whereof, l have hereunto set my hand and affixed the Seal of the Department, in the City of Lansing, this 23RD day of May, 2013.
/s/ Alan J. Schefke
Alan J. Schefke, Director
Corporations, Securities & Commercial Licensing Bureau
Sent by Facsimile Transmission 13143

BCS/OD-502 (Rev. 04/11)

MICHIGAN DEPARTMENT OF LICENSING AND REGULATORY AFFAIRS

BUREAU OF COMMERCIAL SERVICES

Date Received	(FOR BUREAU USE ONLY)

This document is affective on the date filed, unless a subsequent affective date within 90 days after received date is stated in the document.

Name
Kathy Teague

Address
103 Powell Court

City	State	ZIP Code
Brentwood	TN	37027	EFFECTIVE DATE:

Document will be returned to the name and address you enter above. If left blank, document will be returned to the registered office.

ARTICLES OF ORGANIZATION

For use by Domestic Limited Liability Companies

(Please read information and instructions on reverse side)

Pursuant to the provisions of Act 23, Public Acts of 1993, the undersigned executes the following Articles:

ARTICLE I

The name of the limited liability company is: Acquisition Bell Hospital, LLC

ARTICLE II

The purpose or purposes for which the limited liability company is formed is to engage in any activity within the purposes for which a limited liability company may be formed under the Limited Liability Company Act of Michigan.

The limited liability company will own and operate a hospital, however, it will not directly engage in the practice of medicine or the employment of physicians.

ARTICLE III

The duration of the limited liability company if other than perpetual is:

ARTICLE IV

1. The name of the resident agent at the registered office is:	The Corporation Company

2. The street address of the location of the registered office is:

30600 Telegraph Road, Suite 2345	Bingham Farms	Michigan	48025-5720
(Street Address)	(City)		(Zip Code)

3. The mailing address of the registered office if different than above:

Michigan
(P.O. Box or Street Address)	(City)		(Zip Code)

ARTICLE V (Insert any desired additional provision authorized by the Act; attach additional pages if needed.)

Signed this 12th day of April, 2013
By	Christy S. Green
(Signature(s) of Organizer(s))
Christy S. Green, Organizer
(Type or Print Name(s) of Organizer(s))